Exhibit 5

                      The Law Offices of Oscar D. Folger
                                  24th Floor
                               521 Fifth Avenue
                           New York, New York 10175

                                                        212-697-6464 Telephone
                                                        212-697-9570 Telecopier


                                               August 8, 1996


Applied Microbiology, Inc.
771 Old Saw Mill River Road
Tarrytown, New York 10591


                      Re: Form S-8 Registration Statement

Gentlemen:

         We have acted as counsel to Applied Microbiology, Inc., a New York corporation (the "Company") in connection with the registration by the Company of 1,500,000 shares of its common stock, $.005 par value (the "Shares") which are issuable under the Company's 1991 Stock Option Plan (the "Plan") and which are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act").

         As counsel to the Company we have examined and relied upon the original or copies, certified of otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

         Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan are duly authorized and, when issued and paid for in accordance with the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, however, we do not hereby imply or admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the General Rules and Regulations of the Securities and Exchange Commission adopted thereunder.


                                               Very truly yours,

                                               /s/ Oscar D. Folger
                                               Oscar D. Folger